UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

Chembio Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-85787	88-0425691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3661 Horseblock Road, Medford, NY    11763
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (631) 924-1135

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 15, 2005, Chembio Diagnostics, Inc. (the “Company”) issued a press release announcing that, effective March 15, 2005, the Company’s Board of Directors increased the size of the Board of Directors to four members and elected Dr. Gary Meller and Gerald A. Eppner, Esq. to the Board of Directors to fill the newly created vacancies. A copy of the press release is attached hereto as Exhibit 99.1. It is anticipated that the Board of Directors will establish an Audit Committee and a Compensation Committee of the Board of Directors and each of the newly elected directors will become a member of both the Audit Committee and the Compensation Committee.

Dr. Meller is a physician and businessman based in Florida who is currently President of CommSense Inc. which consults on health service operations, strategy, new product development, and technology to clients worldwide. Dr. Meller has held various positions at leading hospitals and healthcare organizations, board and advisory positions with medical products and services companies, and has been published extensively on a wide array of medical subjects. Prior to joining CommSense, Dr. Meller was the founder of the North American division of NextEd Ltd., a leading Internet educational services company in the Asia Pacific region. Dr. Meller has also been Vice President of Physician Services at Holy Cross Hospital, Founder and Director of Broward Medical Group, and held various positions at Humana, including Associate Executive Director, Humana Hospital Biscayne. Dr. Meller was awarded his MBA from the Harvard University School of Business Administration and his Doctor of Medicine from the University of New Mexico.

Mr. Eppner has been practicing law in New York City for more than 35 years, concentrating on emerging growth companies, particularly those in medical and technological industries. He retired recently as a partner in Cadwalader, Wickersham & Taft, and currently serves as Senior Counsel to that firm. In his role as Senior Counsel, Mr. Eppner conducts a broad domestic and international securities and corporate law practice in the firm’s New York office. With more than five years of service on the staff of the Securities and Exchange Commission in Washington D.C., including a year as legal assistant to the Chairman, and over 35 years in private practice in New York City, Mr. Eppner has experience in virtually every aspect of practice under the Federal securities laws, with particular emphasis on equity capital raising activities and business combinations. Mr. Eppner received his B.S. in Mechanical Engineering (with honors) in 1959 and his M.S. in Management Engineering in 1960 from Rensselaer Polytechnic Institute. He graduated with honors from the National Law Center of the George Washington University with a J.D. degree in 1963, where he was an Editor of the Law Review and was admitted to The Order of the Coif.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release issued March 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2005       CHEMBIO DIAGNOSTICS, INC.

                    By:    /s/ Lawrence A. Siebert
               Lawrence A. Siebert
               Chief Executive Officer